Exhibit 99.2

CALLON PETROLEUM COMPANY, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On September 6, 2016, Callon Petroleum Operating Company, a wholly owned subsidiary of Callon Petroleum Company (“Callon” or the “Company”), entered into a definitive purchase and sale agreement with Plymouth Petroleum, LLC, and additional sellers that exercised their “tag-along” sales rights, to acquire 6,904 gross (5,952 net) surface acres primarily located in Howard County, Texas (the “Acquired Properties”), for an aggregate purchase price of $340 million in cash, subject to customary post-closing adjustments, with an effective date of September 1, 2016 (the “Plymouth Acquisition”). The Plymouth Acquisition closed on October 20, 2016.

On September 12, 2016, the Company completed an underwritten public offering of 29,900,000 shares of common stock for total estimated net proceeds (after underwriters’ discounts and estimated offering expenses) of approximately $421.9 million (the “Equity Offering”). A portion of the proceeds from the Equity Offering were used to fund the Plymouth Acquisition.

We derived the unaudited pro forma consolidated financial statements from the historical consolidated financial statements of the Company and the Statements of Revenues and Direct Operating Expenses for the Acquired Properties for the respective periods. The pro forma consolidated Statement of Operations also reflects an unrelated acquisition in May 2016 of 17,298 gross (14,089 net) acres primarily located in Howard County, Texas for total cash consideration of $220 million and 9,333,333 shares of common stock with an effective date of May 1, 2016 (the “Big Star Acquisition”) that was previously reported in the Company’s Current Report on Form 8-K/A filed on August 4, 2016 and on Form 8-K filed on September 6, 2016. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and nine months ended September 30, 2016 give effect to the Plymouth Acquisition, the Equity Offering, and the pro forma adjustments relating to the Big Star Acquisition as if they occurred on January 1, 2015. The unaudited pro forma consolidated balance sheet as of September 30, 2016 gives effect to the Plymouth Acquisition as if it occurred on September 30, 2016.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K/A. Assumptions underlying the pro forma adjustments related to the Acquired Properties are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The pro forma adjustments reflected herein are based on management’s expectations regarding the Plymouth Acquisition, the Big Star Acquisition, the Equity Offering discussed above. The Plymouth Acquisition will be accounted for under the purchase method of accounting, and which involves determining the fair values of assets acquired and liabilities assumed. The purchase price allocation for the Plymouth Acquisition included in the unaudited pro forma financial statements is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K/A. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value reflected in the accompanying unaudited pro forma consolidated financial statements could be material.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Plymouth Acquisition, the Equity Offering and the Big Star Acquisition been consummated on the dates or for the periods presented. The unaudited pro forma consolidated financial statements should be read in conjunction with the audited December 31, 2015 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on March 3, 2016, the unaudited September 30, 2016 consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q filed on November 2, 2016, the audited statements of revenues and direct operating expenses for the Big Star Acquisition for the year ended December 31, 2015 filed with the Company’s Current Report on Form 8-K/A on August 4, 2016, the unaudited pro forma statements of operations for the Big Star Acquisition for the year ended December 31, 2015 filed with the Company’s Current Report on Form 8-K/A on August 4, 2016, the unaudited pro forma statements of operations for the Big Star Acquisition for the six months ended June 30, 2016 filed with the Company’s Current Report on Form 8-K on September 6, 2016, the audited statements of revenues and direct operating expenses for the Acquired Properties for the year ended December 31, 2015 filed with this Current Report on Form 8-K/A, and the unaudited statements of revenues and direct operating expenses for the Acquired Properties for the nine months ended September 30, 2016 filed with this Current Report on Form 8-K/A.

CALLON PETROLEUM COMPANY

Unaudited Pro Forma Consolidated Balance Sheet

as of September 30, 2016

($ in thousands, except par and per share values and share data)

	Historical	Acquired Properties Adjustments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$325,885	$(306,987	) (b)	$18,898
Accounts receivable	56,172	—		56,172
Fair value of derivatives	3,502	—		3,502
Other current assets	1,712	—		1,712

Total current assets	387,271	(306,987)		80,284

Oil and natural gas properties, full cost accounting method:
Evaluated properties	2,593,798	63,568	(a)	2,657,366
Less accumulated depreciation, depletion, amortization and impairment	(1,901,102)	—		(1,901,102)

Net oil and natural gas properties	692,696	63,568		756,264
Unevaluated properties	393,875	276,207	(a)	670,082

Total oil and natural gas properties	1,086,571	339,775		1,426,346

Other property and equipment, net	12,816	—		12,816
Restricted investments	3,329	—		3,329
Deferred financing costs	3,431	—		3,431
Fair value of derivatives	57	—		57
Acquisition deposit	32,700	(32,700	) (b)	—
Other assets, net	1,429	—		1,429

Total assets	$1,527,604	$88		$1,527,692

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$99,026	$—		$99,026
Accrued interest	5,950	—		5,950
Cash-settleable restricted stock unit awards	8,269	—		8,269
Asset retirement obligations	3,529	—		3,529
Deferred tax liability	42	—		42
Fair value of derivatives	7,786	—		7,786

Total current liabilities	124,602	—		124,602

Secured second lien term loan, net of unamortized deferred financing costs	290,085	—		290,085
Asset retirement obligations	1,934	88	(a)	2,022
Cash-settleable restricted stock unit awards	7,042	—		7,042
Fair value of derivatives	2,936	—		2,936
Other long-term liabilities	286	—		286

Total liabilities	426,885	88		426,973

Stockholders’ equity:
Preferred stock, series A cumulative, $0.01 par value and $50.00 liquidation preference, 2,500,000 shares authorized: 1,458,948 shares outstanding	15	—		15
Common stock, $0.01 par value, 300,000,000 shares authorized; 161,036,233 shares outstanding	1,610	—		1,610
Capital in excess of par value	1,535,661	—		1,535,661
Accumulated deficit	(436,567)	—		(436,567)

Total stockholders’ equity	1,100,719	—		1,100,719

Total liabilities and stockholders’ equity	$1,527,604	$88		$1,527,692

CALLON PETROLEUM COMPANY

Unaudited Pro forma Consolidated Statements of Operations for the Year Ended December 31, 2015

($ in thousands, except per share data)

	Historical	Big Star Acquisition			Pro forma Adjustments (Big Star Acquisition)		Acquired Properties			Pro forma Adjustments (Acquired Properties)		Pro forma
Operating revenues:
Oil sales	$125,166	$	*		$—		$	*		$—		$	*
Natural gas sales	12,346		*		—			*		—			*

Total operating revenues	137,512		19,447	(c)	—			11,547	(d)	—			168,506
Operating expenses:
Lease operating expenses	27,036		4,304	(c)	—			1,309	(d)	—			32,649
Production taxes	9,793		842	(c)	—			765	(d)	—			11,400
Depreciation, depletion and amortization	69,249		—		15,374	(c)		—		(1,163	) (e)		83,460
General and administrative	28,347		—		—			—		—			28,347
Accretion expense	660		—		5	(c)		—		4	(e)		669
Write-down of oil and natural gas properties	208,435		—		(68,205)			—		—			140,230
Rig termination fee	3,075		—		—			—		—			3,075
Acquisition expense	27		—		—			—		—			27

Total operating expenses	346,622		5,146		(52,826)			2,074		(1,159)			299,857

Income (loss) from operations	(209,110)		14,301		52,826			9,473		1,159			(131,351)

Other (income) expenses:
Interest expense, net of capitalized amounts	21,111		—		(15,644	) (c)		—		(981	) (f)		4,486
Gain on derivative contracts	(28,358)		—		—			—		—			(28,358)
Other income, net	(198)		—		—			—		—			(198)

Total other income	(7,445)		—		(15,644)			—		(981)			(24,070)

Income (loss) before income taxes	(201,665)		14,301		68,470			9,473		2,140			(107,281)
Income tax expense	38,474		—		—			—		—	(g)		38,474

Net income (loss)	(240,139)		14,301		68,470			9,473		2,140			(145,755)
Preferred stock dividends	(7,895)		—		—			—		—			(7,895)

Income (loss) available to common stockholders	$(248,034)		$14,301		$68,470			$9,473		$2,140			$(153,650)

Loss per common share:
Basic	$(3.77)												$(1.18)
Diluted	$(3.77)												$(1.18)
Shares used in computing loss per common share:
Basic	65,708				34,633	(c)				29,900	(h)		130,241
Diluted	65,708				34,633	(c)				29,900	(h)		130,241

*	No pro forma for oil and natural gas sales.

CALLON PETROLEUM COMPANY

Unaudited Pro forma Consolidated Statements of Operations for the Nine Months Ended September 30, 2016

($ in thousands, except per share data)

	Historical	Big Star Acquisition			Pro forma Adjustments (Big Star Acquisition)		Acquired Properties			Pro forma Adjustments (Acquired Properties)		Pro forma
Operating revenues:
Oil sales	$117,093	$	*		$—		$	*		$—		$	*
Natural gas sales	14,677		*		—			*		—			*

Total operating revenues	131,770		9,200	(i)	—			15,275	(j)	—			156,245
Operating expenses:
Lease operating expenses	24,229		2,193	(i)	—			1,601	(j)	—			28,023
Production taxes	8,153		590	(i)	—			927	(j)	—			9,670
Depreciation, depletion and amortization	49,318		—		6,349	(i)		—		6,404	(k)		62,071
General and administrative	19,755		—		—			—		—			19,755
Accretion expense	762		—		(27	) (i)		—		(8	) (k)		727
Write-down of oil and natural gas properties	95,788		—		—			—		—			95,788
Acquisition expense	2,410		—		—			—		—			2,410

Total operating expenses	200,415		2,783		6,322			2,528		6,396			218,444

Income (loss) from operations	(68,645)		6,417		(6,322)			12,747		(6,396)			(62,199)

Other (income) expenses:
Interest expense, net of capitalized amounts	10,502		—		(6,760	) (i)		—		(726	) (l)		3,016
(Gain) loss on derivative contracts	11,281		—		—			—		—			11,281
Other income, net	(299)		—		—			—		—			(299)

Total other (income) expenses	21,484		—		(6,760)			—		(726)			13,998

Income (loss) before income taxes	(90,129)		6,417		438			12,747		(5,670)			(76,197)
Income tax (benefit) expense	(62)		—		—			—		—	(m)		(62)

Net income (loss)	(90,067)		6,417		438			12,747		(5,670)			(76,135)
Preferred stock dividends	(5,471)		—		—			—		—			(5,471)

Income (loss) available to common stockholders	$(95,538)		$6,417		$438			$12,747		$(5,670)			$(81,606)

Loss per common share:
Basic	$(0.85)												$(0.72)
Diluted	$(0.85)												$(0.72)
Shares used in computing loss per common share:
Basic	112,925												112,925
Diluted	112,925												112,925

*	No pro forma for oil and natural gas sales.

1. Basis of Presentation

On September 6, 2016, Callon Petroleum Operating Company, a wholly owned subsidiary of Callon Petroleum Company (“Callon” or the “Company”), entered into a definitive purchase and sale agreement with Plymouth Petroleum, LLC, and additional sellers that exercised their “tag-along” sales rights, to acquire 6,904 gross (5,952 net) surface acres primarily located in Howard County, Texas (the “Acquired Properties”), for an aggregate purchase price of $340 million in cash, subject to customary post-closing adjustments, with an effective date of September 1, 2016 (the “Plymouth Acquisition”). The Plymouth Acquisition closed on October 20, 2016.

On September 12, 2016, the Company completed an underwritten public offering of 29,900,000 shares of common stock for total estimated net proceeds (after underwriters’ discounts and estimated offering expenses) of approximately $421.9 million (the “Equity Offering”). A portion of the proceeds from the Equity Offering were used to fund the Plymouth Acquisition.

We derived the unaudited pro forma consolidated financial statements from the historical consolidated financial statements of the Company and the Statements of Revenues and Direct Operating Expenses for the Acquired Properties for the respective periods. The pro forma consolidated Statement of Operations also reflects an unrelated acquisition in May 2016 of 17,298 gross (14,089 net) acres primarily located in Howard County, Texas for total cash consideration of $220 million and 9,333,333 shares of common stock (the “Big Star Acquisition”) that was previously reported in the Company’s Current Report on Form 8-K/A filed on August 4, 2016 and on Form 8-K filed on September 6, 2016. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and nine months ended September 30, 2016 give effect to the Plymouth Acquisition, the Equity Offering, and the pro forma adjustments relating to the Big Star Acquisition as if they occurred on January 1, 2015. The unaudited pro forma consolidated balance sheet as of September 30, 2016 gives effect to the Plymouth Acquisition as if it occurred on September 30, 2016.

The unaudited consolidated pro forma financial statements are presented for illustrative purposes only and do not purport to represent what the Company’s financial position or results of operations would have been if the Plymouth Acquisition, the Equity Offering and the Big Star Acquisition had occurred as presented, or to project the Company’s financial position or results of operations for any future periods. The pro forma adjustments related to the Acquired Properties are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments related to the Acquired Properties are directly attributable to the Plymouth Acquisition, the Equity Offering and the Big Star Acquisition and are expected to have a continuing impact on the Company’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited consolidated pro forma financial statements have been made.

2. Preliminary Purchase Accounting

The Plymouth Acquisition closed on October 20, 2016, for an aggregate purchase price of $340 million in cash, subject to customary post-closing adjustments. The Plymouth Acquisition will be accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed are presented based on their estimated acquisition date fair values. The purchase price allocation relating to the Plymouth Acquisition below is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K/A. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value could be material.

The following table summarizes the estimated acquisition date fair values of the net assets acquired in the Plymouth Acquisition (in thousands):

Evaluated oil and natural gas properties	$63,568
Unevaluated oil and natural gas properties	276,207
Asset retirement obligations	(88)

Net assets to be acquired	$339,687

3. Pro Forma Adjustments

Pro forma Consolidated Balance Sheet as of September 30, 2016

(a)	To record the estimated fair value of the assets acquired and the liabilities assumed in the acquisition.

(b)	On September 12, 2016, the Company completed an underwritten public offering of 29,900,000 shares of common stock at $14.60 per share, resulting in net proceeds of $421.9 million. A portion of the proceeds from the Equity Offering were used to fund the Plymouth Acquisition.

Pro forma Statement of Operations for the year ended December 31, 2015

(c)	To record the historical revenues and direct operating expense and pro forma adjustments related to the Big Star Acquisition previously reported in the Company’s Current Report on Form 8-K/A filed on August 4, 2016 and on Form 8-K filed on September 6, 2016.

(d)	To record the historical revenues and direct operating expenses related to the Acquired Properties.

(e)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Acquired Properties.

(f)	To record a $1.1 million reduction of interest expense related to the borrowings under Credit Facility. The net cash impact of the above pro forma adjustments would have been used to pay down the Credit Facility. Offsetting the reduction of interest expense was a $0.1 million of estimated interest costs capitalized to unevaluated oil and gas properties. The Company capitalizes interest on unevaluated oil and gas properties. Capitalized interest cannot exceed gross interest expense.

(g)	The Company typically provides for income taxes at a statutory rate of 35%, but as a result of the write-downs of oil and natural gas properties recognized in the third and fourth quarters of 2015, the Company has incurred a cumulative three year loss resulting in no income tax expense.

(h)	On September 12, 2016, the Company completed an underwritten public offering of 29,900,000 shares of common stock at $14.60 per share, resulting in net proceeds of $421.9 million. Proceeds from the offering were used to fund the acquisition and related deposit.

Pro forma Statement of Operations for the nine months ended September 30, 2016

(i)	To record the historical revenues and direct operating expense and pro forma adjustments related to the Big Star Acquisition which were previously reported in the Company’s Current Report on Form 8-K/A filed on August 4, 2016 and on Form 8-K filed on September 6, 2016.

(j)	To record the historical revenues and direct operating expenses related to the Acquired Properties.

(k)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Acquired Properties.

(l)	To record a $0.5 million reduction of interest expense related to the borrowings under Credit Facility. The net cash impact of the above pro forma adjustments would have been used to pay down the Credit Facility. In addition to the reduction of interest expense was a $0.2 million of estimated interest costs capitalized to unevaluated oil and natural gas properties. The Company capitalizes interest on unevaluated oil and natural gas properties. Capitalized interest cannot exceed gross interest expense.

(m)	The Company typically provides for income taxes at a statutory rate of 35%, but as a result of the write-down of oil and natural gas properties recognized in the second half of 2015 and the first quarter of 2016, the Company has incurred a cumulative three year loss resulting in no income tax expense.

4. Supplemental Oil and Gas Disclosures

The following table sets forth unaudited pro forma information with respect to the Company’s estimated proved reserves, including changes therein, and proved developed and proved undeveloped reserves for the year ended December 31, 2015, giving effect to Big Star Acquisition and the Plymouth Acquisition as if they occurred on January 1, 2015. The estimates of reserves attributable to the Big Star Acquisition and Plymouth Acquisition may include development plans for those properties which are different from those that the Company will ultimately implement. Reserve estimates are inherently imprecise, require extensive judgments of reservoir engineering data and are generally less precise than estimates made in connection with financial disclosures.

	Changes in Reserve Quantities
	Historical	Big Star Acquisition(a)	Acquired Properties (a)	Pro forma
Proved developed and undeveloped reserves:
Oil (MBbls):
Proved reserves as of December 31, 2014	25,733	10,478	2,611	38,822
Revisions to previous estimates	(1,632)	5,792	(55)	4,105
Sale of reserves in place (net of purchases)	2,909	—	—	2,909
Extensions and discoveries	19,127	9,810	10,505	39,442
Production	(2,789)	(458)	(246)	(3,493)

Proved reserves as of December 31, 2015	43,348	25,622	12,815	81,785

Natural Gas (MMcf):
Proved reserves as of December 31, 2014	42,548	18,047	4,812	65,407
Revisions to previous estimates	4,870	7,287	(1,269)	10,888
Sale of reserves in place (net of purchases)	2,810	—	—	2,810
Extensions and discoveries	19,621	15,326	12,000	46,947
Production	(4,312)	(854)	(253)	(5,419)

Proved reserves as of December 31, 2015	65,537	39,806	15,290	120,633

(a)	Proved reserves related to NGL volumes for the Big Star Acquisition and Acquired Properties are included in natural gas volumes.

The following tables present the unaudited pro forma standardized measure of future net cash flows related to proved oil and gas reserves together with changes therein, as defined by ASC Topic 932, for the year ended December 31, 2015, giving effect to the Big Star Acquisition and Plymouth Acquisition as if they occurred on January 1, 2015. Future production and development costs are based on current costs with no escalations. Estimated future cash flows have been discounted to their present values based on a 10% annual discount rate. We have assumed the federal tax rate of 35% on the Big Star Acquisition and Acquired Properties. The disclosures below do not purport to present the fair market value of the Company’s oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates.

	Standardized Measure
	For the Year Ended December 31, 2015
	Historical	Big Star Acquisition(a)	Acquired Properties	Pro forma
Future cash inflows	$2,227,463	$1,320,143	$655,656	$4,203,262
Future costs -
Production	(827,555)	(355,048)	(146,125)	(1,328,728)
Development and net abandonment	(239,100)	(294,638)	(152,295)	(686,033)

Future net inflows before income taxes	1,160,808	670,457	357,236	2,188,501
Future income taxes	—	(54,703)	(105,727)	(160,430)

Future net cash flows	1,160,808	615,754	251,509	2,028,071
10% discount factor	(589,918)	(466,729)	(169,882)	(1,226,529)

Standardized measure of discounted future net cash flows	$570,890	$149,025	$81,627	$801,542

The following table presents unaudited pro forma changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2015 relating to proved oil and natural gas reserves of the Company, the Big Star Acquisition and the Acquired Properties.

	Changes in Standardized Measure
	For the Year Ended December 31, 2015
	Historical	Big Star Acquisition	Acquired Properties	Pro forma
Standardized measure at the beginning of the period	$579,542	$123,415	$56,607	$759,564
Changes
Sales and transfers, net of production costs	(110,476)	(17,573)	(9,472)	(137,521)
Net change in sales and transfer prices, net of production costs	(286,660)	(123,284)	(42,465)	(452,409)
Net change due to purchases and sales of in place reserves	37,616	—	—	37,616
Extensions, discoveries, and improved recovery, net of future production and development costs incurred	184,469	116,430	88,363	389,262
Changes in future development cost	108,216	27,736	11,743	147,695
Revisions of quantity estimates	(12,625)	60,431	(3,315)	44,491
Accretion of discount	62,968	17,076	7,368	87,412
Net change in income taxes	35,407	(12,715)	(16,530)	6,162
Changes in production rates, timing and other	(27,567)	(42,491)	(10,672)	(80,730)

Aggregate change	(8,652)	25,610	25,020	41,978

Standardized measure at the end of period	$570,890	$149,025	$81,627	$801,542

The historical twelve-month average prices of oil and natural gas used in determining standardized measure as of December 31, 2015, were:

	Historical	Big Star Acquisition	Acquired Properties
Average 12-month price, net of differentials, per Mcf of natural gas	$2.73	$3.33	$3.60
Average 12-month price, net of differentials, per barrel of oil	$47.25	$46.31	$46.87